Exhibit 99.1

NEWS RELEASE

CONTACT: Sara Grootwassink Executive Vice President and Chief Financial Officer E-Mail: sgrootwassink@writ.com	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400 Fax 301-984-9610 www.writ.com

October 23, 2008

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

THIRD QUARTER FINANCIAL AND OPERATING RESULTS

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) reported financial and operating results today for the quarter ended September 30, 2008:

•	Funds from operations (FFO)(1) for the quarter were $27.4 million, or $0.55 per diluted share. This compares to FFO for the same period one year ago of $27.7 million, or $0.59 per diluted share.

•

Net income for the quarter ended September 30, 2008 was $0.12 per diluted share, compared to $0.73 per diluted share in the same period one year ago. Net income in the third quarter 2007 included a $25.0 million, or $0.53 per diluted share, gain on disposed assets, related to the sale of Maryland Trade Centers I & II.

•	Rent increases on commercial lease rollovers in third quarter 2008 were 20.9%. Residential rental rates increased 1.2% over the same period.

•	In the third quarter, WRIT executed two major leases, totaling 154,000 square feet, with IBM and National Student Clearinghouse at its previously unleased Dulles Station West office development.

•

During the third quarter and through October 1, 2008, WRIT has raised more than $100 million in equity and has fully repaid borrowings on its lines of credit. WRIT has no near-term maturities for the remainder of 2008 and its next maturity of $50 million comes due in the fourth quarter 2009.

Operating Results

Core net revenue growth was 2.0% compared to the same period last year and core occupancy was 93.8% during the third quarter of 2008. Core Net Operating Income (NOI)(2) for third quarter decreased 0.2% compared to the same period last year.

•	Medical office properties’ core NOI for the third quarter increased 2.4%. Core economic occupancy was 96.7% and core net revenue growth was 3.6% for the sector.

•	Retail properties’ core NOI for the third quarter increased 1.4% compared to the same period one year ago. Core net revenue growth was 2.0% and core economic occupancy was 94.4% for the sector.

•	Multifamily properties’ core NOI for the third quarter increased 1.2% compared to the same period one year ago. Core net revenue growth was 1.6% and core economic occupancy was 94.7% for the sector.

•	Office properties’ core NOI for the third quarter decreased 0.1% compared to the same period one year ago. Core net revenue growth was 2.3% and core economic occupancy was 92.5% for the office sector.

•

Industrial/Flex properties’ core NOI for the third quarter decreased 5.0% compared to the same period one year ago. Core net revenue growth was 0.1%, but was offset by an increase in bad debt expense. Core economic occupancy was 92.7% for the industrial/flex sector.

Washington Real Estate Investment Trust

Leasing Activity

On September 29, 2008, WRIT announced it executed two leases totaling 154,000 square feet at Dulles Station West, Phase I. International Business Machines Corp. (NYSE: IBM) will occupy 123,000 square feet and National Student Clearinghouse will occupy 31,000 square feet, resulting in an 86% leased rate. Dulles Station West, Phase I is a 180,000 square foot, six-story office building prominently located on the Dulles Toll Road, less than one mile from Washington Dulles International Airport. Last year, the building received the Northern Virginia NAIOP’s Award of Excellence for Best Suburban Mid-Rise Office Building.

Excluding the leases above, WRIT signed commercial leases for a total of 458,000 square feet, with an average rental rate increase of 20.9% and tenant improvement costs of $9.41 per square foot during the third quarter. Residential rental rates increased 1.2% in the third quarter compared to the same period one year ago.

•	Rental rates for new and renewed retail leases increased 32.0%, with $7.72 per square foot in tenant improvement costs.

•	Rental rates for new and renewed industrial/flex leases increased 28.7%, with $1.20 per square foot in tenant improvement costs.

•	Rental rates for new and renewed office leases increased 16.1%, with $21.72 per square foot in tenant improvement costs.

•	Rental rates for new and renewed medical office leases increased 13.2%, with $13.51 per square foot in tenant improvement costs.

Acquisition and Disposition Activity

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On September 3, 2008, WRIT acquired The Kenmore, a 374-unit, 269,000 square foot apartment building located in Washington, DC for $58.3 million. The property was acquired for $155,750 per unit, less than half of estimated replacement cost. WRIT expects to achieve a first-year, unleveraged yield of 6.2% on a cash and GAAP basis. The acquisition was funded with borrowings on WRIT's line of credit and cash from operations.

Capital Structure & Maturities

WRIT has no near-term maturities for the remainder of 2008. In 2009, WRIT’s only debt maturity is a $50 million residential property mortgage, due October 2009. As of October 23, 2008, WRIT had repaid all outstanding balances on its lines of credit, providing a potential borrowing capacity totaling $337 million.

•

On August 28, 2008, WRIT entered into a Sales Agency Financing Agreement with BNY Mellon Capital Markets, LLC. Under the agreement, WRIT may offer and sell up to $150 million of common shares for a period of no more than 36 months. As of September 30, 2008, WRIT had issued an aggregate of 1,141,410 shares at a weighted average share price of $36.15 for $41.2 million in gross proceeds pursuant to this arrangement.

•	On September 30, 2008, WRIT paid a quarterly dividend of $0.4325 per share for its 187th consecutive quarterly dividend at equal or increasing rates.

•	As of September 30, 2008, WRIT had a total capitalization of $3.2 billion.

•

Subsequent to the quarter-end on October 1, 2008, WRIT closed a $60.4 million equity offering of 1.725 million common shares at a price of $35.00 per share. WRIT used the net proceeds from the offering to repay borrowings under its lines of credit and for general corporate purposes.

Washington Real Estate Investment Trust

Earnings Guidance

Guidance for 2008 FFO per diluted share is lowered from a range of $2.11 to $2.21 to a range of $2.07 to $2.12. The decrease is primarily due to dilution associated with additional equity offerings and delay in the timing of planned acquisitions.

Other News and Events

On October 14, 2008, WRIT announced the appointment of William “Bill” T. Camp as Executive Vice President and Chief Financial Officer—Elect effective November 12, 2008. Mr. Camp will succeed Sara L. Grootwassink as EVP/CFO as she plans to resign due to a personal relocation to the West Coast. He brings 16 years of finance and capital markets experience to WRIT, serving most recently as Vice President, Assistant Director of Equities at Wachovia Securities, LLC.

Conference Call Information

The Conference Call for 3rd Quarter Earnings is scheduled for Friday, October 24, 2008 at 11:00 A.M. Eastern Daylight Time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054
Leader:	Sara Grootwassink

The instant replay of the Conference Call will be available until November 7, 2008 at 11:59 P.M. Eastern Standard Time. Instant replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Account:	286
Conference ID:	295251

The live on-demand webcast of the Conference Call will also be available on WRIT's website at www.writ.com. On-line playback of the webcast will be available at http://www.writ.com for two weeks following the Conference Call.

Washington Real Estate Investment Trust

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT's dividends have increased every year for 38 consecutive years. WRIT owns a diversified portfolio of 92 properties consisting of 27 office properties, 22 industrial/flex properties, 17 medical office properties, 14 retail centers, 12 multifamily properties and land for development. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Note: WRIT's press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability and cost of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2007 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. FFO is a non-GAAP measure. A reconciliation of FFO to net income is provided on page 6.

(2) For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. Core NOI is calculated as real estate rental revenue less real estate expenses for those properties owned for the entirety of the periods being evaluated. Core NOI is a non-GAAP measure. A reconciliation of Core NOI to net income is provided on pages 14 and 15 of the Supplemental Operating and Financial Data for the quarter ended September 30, 2008.

(3) Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring capital expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, and (4) amortization of restricted share and unit compensation, and adding or subtracting (5) amortization of lease intangibles, as appropriate. FAD is included herein because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs. A reconciliation of FAD to net income is provided on page 6.

Washington Real Estate Investment Trust

Economic Occupancy Levels by Core Properties (i) and All Properties
	Core Properties		All Properties
Sector	3rd QTR 2008	3rd QTR 2007	3rd QTR 2008		3rd QTR 2007

Residential	94.7%	93.4%	85.6	%(ii)	91.5%
Office	92.5%	94.9%	90.2%		94.2%
Medical Office	96.7%	99.6%	95.8%		99.7%
Retail	94.4%	95.0%	94.4%		95.0%
Industrial	92.7%	95.4%	92.9%		94.8%

Overall Portfolio	93.8%	95.5%	91.1%		94.8%

(i)	Core properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q3 2008 and Q3 2007, core properties exclude:

Residential Acquisition: The Kenmore

Office Acquisition: 2000 M Street

Medical Office Acquisitions: CentreMed I & II, and Sterling Medical Office Building

Retail Acquisitions: none

Industrial Acquisition: 6100 Columbia Pike Road

Also excluded from Core Properties in Q3 2008 and Q3 2007 are Sold Properties: Maryland Trade Centers I & II, Sullyfield Center and The Earhart Building; and Held for Sale Properites: Avondale; and In Development Properties: Bennett Park, Clayborne Apartments, Dulles Station, and 4661 Kenmore Ave.

(ii)

Residential occupancy for all properties decreased from 91.5% to 85.6%, primarily due to the completion of Bennett Park and Clayborne Apartments. At 9/30/08, 159 of 224 units were leased at Bennett Park and 41 of 74 units were leased at Clayborne Apartments.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2008	2007	2008	2007
Revenue
Real estate rental revenue	$70,639	$64,286	$209,227	$185,931
Expenses
Real estate expenses	24,031	20,021	69,101	57,526
Depreciation and amortization	21,422	17,852	62,799	50,310
General and administrative	2,780	3,174	8,971	11,424

	48,233	41,047	140,871	119,260

Real Estate Operating Income	22,406	23,239	68,356	66,671
Other income/(expense):
Interest expense	(17,148)	(15,824)	(52,395)	(45,498)
Loss on extinguishment of debt	—	—	(8,449)	—
Other income	338	357	796	1,395
Gain from non-disposal activities	17	—	17	1,303

	(16,793)	(15,467)	(60,031)	(42,800)

Income from continuing operations	5,613	7,772	8,325	23,871
Discontinued operations:
Income from operations of properties held for sale	266	1,596	1,999	4,546
Gain on sale of real estate	—	25,022	15,275	25,022

Net Income	$5,879	$34,390	$25,599	$53,439

Income from continuing operations	$5,613	$7,772	$8,325	$23,871
Gain from non-disposal activities	(17)	—	(17)	(1,303)
Continuing operations real estate depreciation and amortization	21,422	17,852	62,799	50,310

Funds from continuing operations	$27,018	$25,624	$71,107	$72,878

Income from discontinued operations before gain on sale	266	1,596	1,999	4,546
Discontinued operations real estate depreciation and amortization	123	433	469	1,630

Funds from discontinued operations	389	2,029	2,468	6,176

Funds from operations(1)	$27,407	$27,653	$73,575	$79,054

Tenant improvements	(1,452)	(4,215)	(8,591)	(11,561)
External and internal leasing commissions capitalized	(1,851)	(1,159)	(5,303)	(4,392)
Recurring capital improvements	(1,936)	(2,635)	(7,104)	(7,997)
Straight-line rents, net	(779)	(988)	(2,235)	(3,247)
Non real estate depreciation & amortization of debt costs	996	987	2,983	2,561
Amortization of lease intangibles, net	(533)	(315)	(1,576)	(1,190)
Amortization and expensing of restricted share and unit compensation	706	882	2,121	3,238
Other	—	102	—	1,303

Funds Available for Distribution (3)	$22,558	$20,312	$53,870	$57,769

Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended September 30,		Nine Months Ended September 30,
Per Share Data		2008	2007	2008	2007
Income from continuing operations	(Basic)	$0.11	$0.17	$0.17	$0.52
	(Diluted)	$0.11	$0.17	$0.17	$0.52
Net income	(Basic)	$0.12	$0.74	$0.53	$1.17
	(Diluted)	$0.12	$0.73	$0.53	$1.16
Funds from continuing operations	(Basic)	$0.54	$0.55	$1.48	$1.60
	(Diluted)	$0.54	$0.55	$1.47	$1.59
Funds from operations	(Basic)	$0.55	$0.59	$1.53	$1.73
	(Diluted)	$0.55	$0.59	$1.52	$1.72

Dividends paid		$0.4325	$0.4225	$1.2875	$1.2575

Weighted average shares outstanding		49,599	46,596	48,057	45,678
Fully diluted weighted average shares outstanding		49,849	46,802	48,298	45,877

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2008	December 31, 2007

Assets
Land	$368,371	$325,490
Income producing property	1,751,057	1,621,679

	2,119,428	1,947,169
Accumulated depreciation and amortization	(382,261)	(327,759)

Net income producing property	1,737,167	1,619,410
Development in progress	23,469	98,321

Total real estate held for investment, net	1,760,636	1,717,731
Investment in real estate sold or held for sale	12,546	36,562
Cash and cash equivalents	7,813	21,485
Restricted cash	47,074	6,030
Rents and other receivables, net of allowance for doubtful accounts of $5,943 and $4,196	38,121	36,548
Prepaid expenses and other assets	104,291	78,394
Other assets related to property sold or held for sale	211	1,576

Total Assets	$1,970,692	$1,898,326

Liabilities
Notes payable	$918,873	$879,123
Mortgage notes payable	330,569	252,484
Lines of credit	47,000	192,500
Accounts payable and other liabilities	65,724	63,327
Advance rents	9,291	9,537
Tenant security deposits	10,209	10,419
Other liabilities related to property sold or held for sale	137	616

Total Liabilities	1,381,803	1,408,006

Minority interest	3,790	3,776

Shareholders' Equity
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 50,661 and 46,682 shares issued and outstanding, respectively	508	468
Additional paid-in capital	696,885	561,492
Distributions in excess of net income	(112,570)	(75,416)
Accumulated other comprehensive income	276	—

Total Shareholders' Equity	585,099	486,544

Total Liabilities and Shareholders' Equity	$1,970,692	$1,898,326

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.